February 21, 2003

Securities and Exchange Commission
450 West Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We hereby consent to the inclusion of our Report of Independent Certified Public Accountants dated February 4, 2003, regarding the financial statements for the years ended July 31, 2002, 2001 and 2000, in Guitron International Inc.'s Post-Effective Amendment No. 2 to its Registration Statement on Form SB-2.

/s/ MILLER AND MCCOLLOM

MILLER AND MCCOLLOM
Certified Public Accountants
4350 Wadsworth Boulevard, Suite 300
Wheat Ridge, Colorado 80033